EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,164	$—	$—	$2,164
Finance revenues	—	58	(25)	33
Sales and revenues, net	2,164	58	(25)	2,197
Costs of products sold	1,845	—	—	1,845
Restructuring charges	3	—	—	3
Asset impairment charges	3	—	—	3
Selling, general and administrative expenses	181	21	—	202
Engineering and product development costs	61	—	—	61
Interest expense	64	19	(2)	81
Other (income) expense, net	5	(7)	(23)	(25)
Total costs and expenses	2,162	33	(25)	2,170
Equity in income of non-consolidated affiliates	2	—	—	2
Income before equity income from financial services operations and income taxes	4	25	—	29
Equity income (loss) from financial services operations	16	—	(16)	—
Income (loss) from continuing operations before income taxes	20	25	(16)	29
Income tax expense	(7)	(9)	—	(16)
Income (loss) from continuing operations	13	16	(16)	13
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	13	16	(16)	13
Less: Income attributable to non-controlling interests	9	—	—	9
Net income (loss) attributable to Navistar International Corporation	$4	$16	$(16)	$4

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$3,894	$—	$—	$3,894
Finance revenues	—	117	(49)	68
Sales and revenues, net	3,894	117	(49)	3,962
Costs of products sold	3,311	—	—	3,311
Restructuring charges	6	—	—	6
Asset impairment charges	5	—	—	5
Selling, general and administrative expenses	366	42	(1)	407
Engineering and product development costs	119	—	—	119
Interest expense	128	38	(4)	162
Other (income) expense, net	11	(14)	(44)	(47)
Total costs and expenses	3,946	66	(49)	3,963
Equity in income of non-consolidated affiliates	1	—	—	1
Income (loss) before equity income from financial services operations and income taxes	(51)	51	—	—
Equity income (loss) from financial services operations	31	—	(31)	—
Income (loss) from continuing operations before income taxes	(20)	51	(31)	—
Income tax benefit (expense)	9	(20)	—	(11)
Income (loss) from continuing operations	(11)	31	(31)	(11)
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(11)	31	(31)	(11)
Less: Income attributable to non-controlling interests	18	—	—	18
Net income (loss) attributable to Navistar International Corporation	$(29)	$31	$(31)	$(29)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,658	$—	$—	$2,658
Finance revenues	—	60	(25)	35
Sales and revenues, net	2,658	60	(25)	2,693
Costs of products sold	2,360	—	—	2,360
Restructuring charges	6	—	—	6
Asset impairment charges	1	—	—	1
Selling, general and administrative expenses	220	24	(1)	243
Engineering and product development costs	76	—	—	76
Interest expense	60	18	(3)	75
Other income, net	(3)	(4)	(21)	(28)
Total costs and expenses	2,720	38	(25)	2,733
Equity in income of non-consolidated affiliates	1	—	—	1
Income (loss) before equity income from financial services operations and income taxes	(61)	22	—	(39)
Equity income (loss) from financial services operations	15	—	(15)	—
Income (loss) from continuing operations before income taxes	(46)	22	(15)	(39)
Income tax expense	(11)	(7)	—	(18)
Income (loss) from continuing operations	(57)	15	(15)	(57)
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(57)	15	(15)	(57)
Less: Income attributable to non-controlling interests	7	—	—	7
Net income (loss) attributable to Navistar International Corporation	$(64)	$15	$(15)	$(64)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$5,043	$—	$—	$5,043
Finance revenues	—	120	(49)	71
Sales and revenues, net	5,043	120	(49)	5,114
Costs of products sold	4,405	—	—	4,405
Restructuring charges	9	—	—	9
Asset impairment charges	8	—	—	8
Selling, general and administrative expenses	439	47	(2)	484
Engineering and product development costs	155	—	—	155
Interest expense	120	38	(6)	152
Other (income) expense, net	21	(11)	(41)	(31)
Total costs and expenses	5,157	74	(49)	5,182
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(111)	46	—	(65)
Equity income (loss) from financial services operations	30	—	(30)	—
Income (loss) from continuing operations before income taxes	(81)	46	(30)	(65)
Income tax expense	(9)	(16)	—	(25)
Income (loss) from continuing operations	(90)	30	(30)	(90)
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(90)	30	(30)	(90)
Less: Income attributable to non-controlling interests	16	—	—	16
Net income (loss) attributable to Navistar International Corporation	$(106)	$30	$(30)	$(106)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of April 30, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$527	$62	$—	$589
Marketable securities	205	23	—	228
Restricted cash	21	118	—	139
Finance and other receivables, net	383	2,322	(561)	2,144
Inventories	1,198	22	—	1,220
Goodwill	38	—	—	38
Property and equipment, net	1,011	270	—	1,281
Investments in and advances to financial services operations	634	—	(634)	—
Investments in non-consolidated affiliates	66	—	—	66
Deferred taxes, net	157	7	—	164
Other assets	298	21	—	319
Total assets	$4,538	$2,845	$(1,195)	$6,188
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,675	$32	$(561)	$1,146
Debt	3,151	2,074	—	5,225
Postretirement benefits liabilities	3,037	—	—	3,037
Other liabilities	1,796	105	—	1,901
Total liabilities	9,659	2,211	(561)	11,309
Stockholders' equity attributable to non-controlling interest	7	—	—	7
Stockholders' equity (deficit) attributable to controlling interest	(5,128)	634	(634)	(5,128)
Total liabilities and stockholders' equity (deficit)	$4,538	$2,845	$(1,195)	$6,188

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$877	$35	$—	$912
Marketable securities	136	23	—	159
Restricted cash	24	97	—	121
Finance and other receivables, net	441	2,450	(454)	2,437
Inventories	1,125	10	—	1,135
Goodwill	38	—	—	38
Property and equipment, net	1,082	263	—	1,345
Investments in and advances to financial services operations	637	—	(637)	—
Investments in non-consolidated affiliates	66	—	—	66
Deferred taxes, net	157	7	—	164
Other assets	292	23	—	315
Total assets	$4,875	$2,908	$(1,091)	$6,692
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,707	$48	$(454)	$1,301
Debt	3,198	2,100	—	5,298
Postretirement benefits liabilities	3,088	—	—	3,088
Other liabilities	2,042	123	—	2,165
Total liabilities	10,035	2,271	(454)	11,852
Stockholders' equity attributable to non-controlling interest	7	—	—	7
Stockholders' equity (deficit) attributable to controlling interest	(5,167)	637	(637)	(5,167)
Total liabilities and stockholders' equity (deficit)	$4,875	$2,908	$(1,091)	$6,692

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(11)	$31	$(31)	$(11)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	73	1	—	74
Depreciation of equipment leased to others	14	23	—	37
Amortization of debt issuance costs and discount	12	5	—	17
Deferred income taxes	(3)	—	—	(3)
Asset impairment charges	5	—	—	5
Loss on sales of investments and businesses, net	2	—	—	2
Equity in income of non-consolidated affiliates	(1)	—	—	(1)
Equity in income of financial services affiliates	(31)	—	31	—
Dividends from financial services operations	30	—	(30)	—
Dividends from non-consolidated affiliates	1	—	—	1
Change in intercompany receivables and payables	77	(77)	—	—
Other, net	(391)	166	—	(225)
Net cash provided by (used in) operating activities	(223)	149	(30)	(104)
Cash flows from investing activities
Purchases of marketable securities	(283)	—	—	(283)
Sales of marketable securities	177	—	—	177
Maturities of marketable securities	37	—	—	37
Net change in restricted cash and cash equivalents	2	(21)	—	(19)
Capital expenditures	(53)	—	—	(53)
Purchase of equipment leased to others	(1)	(77)	—	(78)
Other investing activities	35	18	—	53
Net cash used in investing activities	(86)	(80)	—	(166)
Net cash provided by (used in) financing activities	(54)	(47)	30	(71)
Effect of exchange rate changes on cash and cash equivalents	13	5	—	18
Increase (decrease) in cash and cash equivalents	(350)	27	—	(323)
Cash and cash equivalents at beginning of the period	877	35	—	912
Cash and cash equivalents at end of the period	$527	$62	$—	$589

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(90)	$30	$(30)	$(90)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	117	1	—	118
Depreciation of equipment leased to others	12	23	—	35
Amortization of debt issuance costs and discount	12	7	—	19
Deferred income taxes	(7)	—	—	(7)
Asset impairment charges	4	4	—	8
Equity in income of non-consolidated affiliates	(3)	—	—	(3)
Equity in income of financial services operations	(30)	—	30	—
Dividends from financial services operations	125	—	(125)	—
Dividends from non-consolidated affiliates	8	—	—	8
Change in intercompany receivables and payables	(51)	51	—	—
Other, net	(129)	(196)	—	(325)
Net cash used in operating activities	(32)	(80)	(125)	(237)
Cash flows from investing activities
Purchases of marketable securities	(162)	—	—	(162)
Sales of marketable securities	430	1	—	431
Maturities of marketable securities	63	—	—	63
Net change in restricted cash and cash equivalents	(1)	54	—	53
Capital expenditures	(43)	(2)	—	(45)
Purchase of equipment leased to others	—	(20)	—	(20)
Other investing activities	8	4	—	12
Net cash provided by investing activities	295	37	—	332
Net cash provided by (used in) financing activities	(132)	24	125	17
Effect of exchange rate changes on cash and cash equivalents	(35)	9	—	(26)
Increase (decrease) in cash and cash equivalents	96	(10)	—	86
Cash and cash equivalents at beginning of the period	440	57	—	497
Cash and cash equivalents at end of the period	$536	$47	$—	$583